Exhibit 99.1

2941 Fairview Park Drive, Suite 100 Falls Church, VA 22042-4513 www.generaldynamics.com	News

July 27, 2011

Contact: Rob Doolittle

Tel: 703 876 3199

rdoolittle@generaldynamics.com

General Dynamics Reports Second-Quarter 2011 Results

•	EPS Increases 6.5 percent

•	Management Raises Guidance For Full-Year EPS

FALLS CHURCH, Va. – General Dynamics (NYSE: GD) today reported second-quarter 2011 earnings from continuing operations of $666 million, or $1.79 per share on a fully diluted basis, compared with 2010 second-quarter earnings from continuing operations of $651 million, or $1.68 per share fully diluted. Revenues in the quarter were $7.9 billion. Net earnings for the second quarter of 2011 were $653 million, compared to $648 million in the second quarter of 2010.

Margins

Company-wide operating margins for the second quarter of 2011 were 12 percent, with particularly strong performance in the defense segments. Operating margins for Combat Systems and Information Systems and Technology grew when compared to the year-ago period, and Marine Systems margins remained steady at 10.2 percent.

Backlog

Customer demand across our portfolio of products and services continued in second-quarter 2011. Demand for Gulfstream aircraft and aircraft services was particularly strong, leading to an increase in the Aerospace backlog for a third consecutive quarter. Combat Systems, Marine Systems and Information Systems and Technology also received key orders, including $285 million from the U.S. Army for Hydra-70 rockets, $800 million for the U.S. Navy’s Mobile Landing Platform program, $330 million to provide the IT infrastructure for the relocation of the Department of Homeland Security’s headquarters to the St. Elizabeths Hospital Campus and $55 million from the U.S. Army for production of 6,250 Rifleman and 100 Manpack radios, as part of the Joint Tactical Radio System Handheld, Manpack, Small Form Fit program.

– more –

Funded backlog increased to $44.3 billion at the end of second-quarter 2011. The company’s total backlog at the end of the second-quarter 2011 was $57.1 billion, and the estimated potential contract value was an additional $21.2 billion, which represents management’s estimate of value under unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options.

Cash

Net cash provided by operating activities in the quarter totaled $749 million. Free cash flow from operations, defined as net cash provided by operating activities less capital expenditures, was $658 million for the period, or approximately 100 percent of earnings from continuing operations.

“The strength of General Dynamics’ diverse portfolio and our continued commitment to disciplined execution and efficient cash conversion is evident in our operating results this quarter,” said Jay L. Johnson, chairman and chief executive officer. “Based on the company’s year-to-date results and our outlook for the second half of the year, we now expect full-year 2011 earnings from continuing operations to be $7.15 to $7.20 per share, fully diluted.”

General Dynamics, headquartered in Falls Church, Virginia, employs approximately 88,000 people worldwide. The company is a market leader in business aviation; land and expeditionary combat systems, armaments and munitions; shipbuilding and marine systems; and information systems and technologies. More information about the company is available on the Internet at www.generaldynamics.com.

Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its second-quarter securities analyst conference call, scheduled for 9 a.m. Eastern Time on Wednesday, July 27, 2011. The webcast will be a listen-only audio event, available at www.generaldynamics.com. An on-demand replay of the webcast will be available by 12 p.m. Eastern Time on July 27 and will continue for 12 months. To hear a recording of the conference call by telephone, please call 888-286-8010 (international: 617-801-6888); passcode 78844241. The phone replay will be available from 12 p.m. July 27 until midnight August 3, 2011.

– more –

EXHIBIT A
CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED) DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS
	Second Quarter		Variance
	2010	2011	$	%
Revenues	$8,104	$7,879	$(225)	(2.8)%
Operating costs and expenses	7,119	6,930	189

Operating earnings	985	949	(36)	(3.7)%
Interest, net	(42)	(31)	11
Other, net	2	41	39

Earnings from continuing operations before income taxes	945	959	14	1.5%
Provision for income taxes	294	293	1

Earnings from continuing operations	$651	$666	$15	2.3%

Discontinued operations, net of tax	(3)	(13)	(10)

Net earnings	$648	$653	$5	0.8%

Earnings per share - basic
Continuing operations	$1.70	$1.81	$0.11	6.5%
Discontinued operations	$(0.01)	$(0.04)	$(0.03)

Net earnings	$1.69	$1.77	$0.08	4.7%

Basic weighted average shares outstanding (in millions)	384.3	368.0

Earnings per share - diluted
Continuing operations	$1.68	$1.79	$0.11	6.5%
Discontinued operations	$(0.01)	$(0.03)	$(0.02)

Net earnings	$1.67	$1.76	$0.09	5.4%

Diluted weighted average shares outstanding (in millions)	388.5	371.4

– more –

EXHIBIT B

CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Six Months		Variance
	2010	2011	$	%
Revenues	$15,854	$15,677	$(177)	(1.1)%
Operating costs and expenses	13,951	13,799	152

Operating earnings	1,903	1,878	(25)	(1.3)%
Interest, net	(86)	(65)	21
Other, net	2	42	40

Earnings from continuing operations before income taxes	1,819	1,855	36	2.0%
Provision for income taxes	569	571	(2)

Earnings from continuing operations	$1,250	$1,284	$34	2.7%

Discontinued operations, net of tax	(5)	(13)	(8)

Net earnings	$1,245	$1,271	$26	2.1%

Earnings per share - basic
Continuing operations	$3.25	$3.47	$0.22	6.8%
Discontinued operations	$(0.01)	$(0.04)	$(0.03)

Net earnings	$3.24	$3.43	$0.19	5.9%

Basic weighted average shares outstanding (in millions)	384.6	370.3

Earnings per share - diluted
Continuing operations	$3.21	$3.43	$0.22	6.9%
Discontinued operations	$(0.01)	$(0.03)	$(0.02)

Net earnings	$3.20	$3.40	$0.20	6.3%

Diluted weighted average shares outstanding (in millions)	388.8	373.9

– more –

EXHIBIT C

REVENUES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	Second Quarter		Variance
	2010	2011	$	%
Revenues:
Aerospace	$1,383	$1,376	$(7)	(0.5)%
Combat Systems	2,111	2,121	10	0.5%
Marine Systems	1,637	1,576	(61)	(3.7)%
Information Systems and Technology	2,973	2,806	(167)	(5.6)%

Total	$8,104	$7,879	$(225)	(2.8)%

Operating earnings:
Aerospace	$233	$209	$(24)	(10.3)%
Combat Systems	295	299	4	1.4%
Marine Systems	167	161	(6)	(3.6)%
Information Systems and Technology	312	299	(13)	(4.2)%
Corporate	(22)	(19)	3	13.6%

Total	$985	$949	$(36)	(3.7)%

Operating margins:
Aerospace	16.8%	15.2%
Combat Systems	14.0%	14.1%
Marine Systems	10.2%	10.2%
Information Systems and Technology	10.5%	10.7%
Total	12.2%	12.0%

– more –

EXHIBIT D

REVENUES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	Six Months		Variance
	2010	2011	$	%
Revenues:
Aerospace	$2,740	$2,729	$(11)	(0.4)%
Combat Systems	4,113	4,076	(37)	(0.9)%
Marine Systems	3,276	3,252	(24)	(0.7)%
Information Systems and Technology	5,725	5,620	(105)	(1.8)%

Total	$15,854	$15,677	$(177)	(1.1)%

Operating earnings:
Aerospace	$451	$439	$(12)	(2.7)%
Combat Systems	564	576	12	2.1%
Marine Systems	328	328	—	0.0%
Information Systems and Technology	602	575	(27)	(4.5)%
Corporate	(42)	(40)	2	4.8%

Total	$1,903	$1,878	$(25)	(1.3)%

Operating margins:
Aerospace	16.5%	16.1%
Combat Systems	13.7%	14.1%
Marine Systems	10.0%	10.1%
Information Systems and Technology	10.5%	10.2%
Total	12.0%	12.0%

– more –

EXHIBIT E

PRELIMINARY CONSOLIDATED BALANCE SHEET (UNAUDITED)

DOLLARS IN MILLIONS

	December 31, 2010	July 3, 2011
ASSETS
Current assets:
Cash and equivalents	$2,613	$2,157
Accounts receivable	3,848	4,229
Contracts in process	4,873	5,006
Inventories	2,158	2,382
Other current assets	694	899

Total current assets	14,186	14,673

Noncurrent assets:
Property, plant and equipment, net	2,971	3,048
Intangible assets, net	1,992	1,945
Goodwill	12,649	12,888
Other assets	747	807

Total noncurrent assets	18,359	18,688

Total assets	$32,545	$33,361

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$773	$772
Accounts payable	2,736	2,630
Customer advances and deposits	4,465	4,865
Other current liabilities	3,203	3,226

Total current liabilities	11,177	11,493

Noncurrent liabilities:
Long-term debt	2,430	2,409
Other liabilities	5,622	5,534

Total noncurrent liabilities	8,052	7,943

Shareholders’ equity:
Common stock	482	482
Surplus	1,729	1,820
Retained earnings	17,076	18,000
Treasury stock	(4,535)	(5,417)
Accumulated other comprehensive loss	(1,436)	(960)

Total shareholders’ equity	13,316	13,925

Total liabilities and shareholders’ equity	$32,545	$33,361

– more –

EXHIBIT F

PRELIMINARY CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

DOLLARS IN MILLIONS

	Six Months Ended
	July 4, 2010	July 3, 2011
Cash flows from operating activities:
Net earnings	$1,245	$1,271
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation of property, plant and equipment	171	172
Amortization of intangible assets	112	116
Stock-based compensation expense	58	64
Excess tax benefit from stock-based compensation	(19)	(21)
Deferred income tax provision	30	34
Discontinued operations, net of tax	5	13
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	151	(385)
Contracts in process	(414)	(132)
Inventories	161	(224)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	26	(103)
Customer advances and deposits	(633)	283
Other, net	(206)	(12)

Net cash provided by operating activities	687	1,076

Cash flows from investing activities:
Purchases of held-to-maturity securities	(304)	(278)
Purchases of available-for-sale securities	(170)	(257)
Maturities of held-to-maturity securities	264	221
Capital expenditures	(123)	(152)
Other, net	(113)	215

Net cash used by investing activities	(446)	(251)

Cash flows from financing activities:
Purchases of common stock	(511)	(1,121)
Dividends paid	(310)	(333)
Proceeds from option exercises	157	175
Other, net	16	(2)

Net cash used by financing activities	(648)	(1,281)

Net cash used by discontinued operations	(3)	—

Net decrease in cash and equivalents	(410)	(456)
Cash and equivalents at beginning of period	2,263	2,613

Cash and equivalents at end of period	$1,853	$2,157

– more –

EXHIBIT G

PRELIMINARY FINANCIAL INFORMATION (UNAUDITED)

DOLLARS IN MILLIONS EXCEPT PER SHARE AND EMPLOYEE AMOUNTS

	Second Quarter 2010		Second Quarter 2011
Non-GAAP Financial Measures:
Free cash flow from operations:	Quarter	Year-to-date	Quarter	Year-to-date
Net cash provided by operating activities	$477	$687	$749	$1,076
Capital expenditures	(63)	(123)	(91)	(152)

Free cash flow from operations (A)	$414	$564	$658	$924

Return on invested capital:
Earnings from continuing operations	$2,443		$2,662
After-tax interest expense	122		104
After-tax amortization expense	153		159

Net operating profit after taxes	2,718		2,925
Average debt and equity	16,026		16,838

Return on invested capital (B)	17.0%		17.4%

Other Financial Information:
Return on equity (C)	20.1%		19.7%
Debt-to-equity (D)	30.1%		22.8%
Debt-to-capital (E)	23.1%		18.6%
Book value per share (F)	$33.75		$38.49
Total taxes paid	$488		$479
Company-sponsored research and development (G)	$122		$149
Employment	90,700		88,400
Sales per employee (H)	$343,400		$359,600
Shares outstanding	380,374,362		361,764,830

(A)	We believe free cash flow from operations is a measurement that is useful to investors, because it portrays our ability to generate cash from our core businesses for such purposes as repaying maturing debt, funding business acquisitions and paying dividends. We use free cash flow from operations to assess the quality of our earnings and as a performance measure in evaluating management. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities.
(B)	We believe return on invested capital is a measurement that is useful to investors, because it reflects our ability to generate returns from the capital we have deployed in our operations. We use ROIC to evaluate investment decisions and as a performance measure in evaluating management. We define ROIC as net operating profit after taxes for the latest 12-month period divided by the sum of the average debt and shareholders’ equity for the same period. Net operating profit after taxes is defined as earnings from continuing operations plus after-tax interest and amortization expense. The most directly comparable GAAP measure to net operating profit after taxes is earnings from continuing operations.
(C)	Return on equity is calculated by dividing earnings from continuing operations for the latest 12-month period by our average equity during that period.
(D)	Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.
(E)	Debt-to-capital ratio is calculated as total debt divided by the sum of total debt plus total equity as of the end of the period.
(F)	Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.
(G)	Includes independent research and development and bid and proposal costs and Gulfstream product-development costs.
(H)	Sales per employee is calculated by dividing revenues for the latest 12-month period by our average number of employees during that period.

– more –

EXHIBIT H

BACKLOG (UNAUDITED)

DOLLARS IN MILLIONS

Second Quarter 2011	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Potential Contract Value
Aerospace	$17,948	$340	$18,288	$—	$18,288
Combat Systems	9,657	1,135	10,792	4,370	15,162
Marine Systems	9,191	9,209	18,400	1,097	19,497
Information Systems and Technology	7,468	2,168	9,636	15,697	25,333

Total	$44,264	$12,852	$57,116	$21,164	$78,280

First Quarter 2011
Aerospace	$17,499	$361	$17,860	$—	$17,860
Combat Systems	10,289	1,092	11,381	4,925	16,306
Marine Systems	8,113	10,540	18,653	549	19,202
Information Systems and Technology	7,958	1,724	9,682	15,119	24,801

Total	$43,859	$13,717	$57,576	$20,593	$78,169

Second Quarter 2010
Aerospace	$17,393	$408	$17,801	$1,361	$19,162
Combat Systems	11,070	1,695	12,765	4,744	17,509
Marine Systems	8,757	12,541	21,298	768	22,066
Information Systems and Technology	8,658	1,996	10,654	14,848	25,502

Total	$45,878	$16,640	$62,518	$21,721	$84,239

*	The estimated potential contract value represents management’s estimate of our future contract value under unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including options to purchase new aircraft and long-term agreements with fleet customers. Because the value in the unfunded IDIQ arrangements is subject to the customer’s future exercise of an indeterminate quantity of delivery orders, we recognize these contracts in backlog only when they are funded. Unexercised options are recognized in backlog when the customer exercises the option and establishes a firm order.

– more –

EXHIBIT I

SECOND QUARTER 2011 SIGNIFICANT ORDERS (UNAUDITED)

DOLLARS IN MILLIONS

We received the following significant contract orders during the second quarter of 2011:

Combat Systems

•	$285 from the U.S. Army for the production of Hydra-70 rockets, bringing the total value in backlog to $435.

•	$125 from the U.S. Marine Corps under the mine-resistant, ambush-protected (MRAP) vehicle program for upgrade kits for previously delivered RG-31 vehicles.

•	$60 from the Army for Stryker vehicle double-V-hull design and engineering.

Marine Systems

•

$740 from the U.S. Navy to fully fund construction of two Mobile Landing Platform (MLP) auxiliary support ships. The contract included an option for a third ship, which is included in the group’s estimated potential contract value. The Navy separately awarded the group $60 of long-lead material funding for the third ship during the quarter.

•	$275 from the Navy for Advanced Nuclear Plant Studies (ANPS) in support of development of the next-generation ballistic-missile submarine (SSBN(X)). The award has a maximum potential value of $470.

•	$55 from the Navy for management and support of nuclear submarine maintenance work.

•	$55 from the Navy for engineering, design and technical services for the DDG-1000 program.

Information Systems and Technology

•

$330 from the U.S. General Services Administration to provide the IT infrastructure in support of the relocation of the Department of Homeland Security’s headquarters to the St. Elizabeths Hospital campus. The award has a maximum potential contract value of $875 over seven years.

•	$175 for the United Kingdom’s BOWMAN communications system for long-term support and enhancement activities for the program.

•	$95 for the Army’s Warfighter Field Operations Customer Support (FOCUS) program to provide support for live, virtual and constructive training operations.

•	$70 from the U.S. Air Force for networking and computing products and support under the Network-Centric Solutions (NETCENTS) program, bringing the total value in backlog to $200.

•	$55 from the Army for production of over 6,000 radios under the Joint Tactical Radio System (JTRS) Handheld, Manpack and Small Form-Fit (HMS) program.

•	$45 from the Army for ruggedized computing equipment under the Common Hardware/Software III (CHS-3) program.

•	One of two awards from AT&T for the installation of generators at 7,000 cellular sites. The program has a maximum potential of approximately $1 billion among both awardees.

– more –

EXHIBIT J

AEROSPACE SUPPLEMENTAL DATA (UNAUDITED)

	Second Quarter		Six Months
	2010	2011	2010	2011
Gulfstream Green Deliveries (units):
Large aircraft	20	20	40	40
Mid-size aircraft	8	3	16	7

Total	28	23	56	47

Gulfstream Outfitted Deliveries (units):
Large aircraft	19	19	35	38
Mid-size aircraft	5	3	6	8

Total	24	22	41	46

Pre-owned Deliveries (units):	1	2	4	2

###